Exhibit 10.8
BlackLine, Inc.
Change of Control and Severance Policy
(as amended and restated through February 14, 2024)
This Change of Control and Severance Policy (the “Policy”) is designed to provide certain protections to a select group of key employees of BlackLine, Inc. (“BlackLine” or the “Company”) or any of its subsidiaries in connection with a change of control of BlackLine or in connection with the involuntary termination of their employment under the circumstances described in this Policy. The Policy is designed to be an “employee welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and this document is both the formal plan document and the required summary plan description for the Policy.
Eligible Employee: An individual is only eligible for protection under this Policy if he or she is an Eligible Employee and complies with its terms (including any terms in the Eligible Employee’s Participation Agreement (as defined below)). To be an “Eligible Employee,” an employee must (a) have been designated by the Board or an authorized committee of the Board (in either case, the “Committee”) as eligible to participate in the Policy, whether individually or by position or category of position and (b) have executed a participation agreement in the form attached hereto as Exhibit A (a “Participation Agreement”).
Policy Benefits: An Eligible Employee will be eligible to receive the payments and benefits set forth in his or her Participation Agreement if his or her employment with BlackLine and all of its subsidiaries terminates as a result of a Qualified Termination. All benefits under this Policy and the Participation Agreement will be subject to the Eligible Employee’s compliance with the Release Requirement and any timing modifications required to avoid adverse taxation under Section 409A.
Death of Eligible Employee: If the Eligible Employee dies before all payments or benefits he or she is entitled to receive have been paid, such unpaid amounts will be paid to his or her designated beneficiary, if living, or otherwise to his or her personal representative in a lump-sum payment as soon as possible following his or her death.
Forfeiture/Clawback: If the Company discovers after the Eligible Employee’s receipt of payments or benefits under this Policy that grounds for the termination of the Eligible Employee’s employment for Cause existed, then the Eligible Employee will cease receiving any further payments or benefits under this Policy and, to the extent permitted under applicable laws, will be required to repay to the Company any payments or benefits he or she received under the Policy (or any financial gain derived from such payments or benefits). Additionally, to the extent that any payments or benefits under this Policy would be subject to recovery under the Company’s compensation recovery (clawback) policy, that policy will not be superseded by this Policy.
Release: The Eligible Employee’s receipt of any severance payments or benefits under this Policy is subject to the Eligible Employee signing and not revoking the Company’s then-standard separation agreement and release of claims (which may include an agreement not to disparage the Company, non-solicit provisions, and other standard terms and conditions) (the “Release” and such requirement, the “Release Requirement”), which must become effective and irrevocable no later than the 60th day following the Eligible Employee’s Qualified Termination (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, the Eligible Employee will forfeit any right to severance payments or benefits under this Policy. In no event will severance payments or benefits under the Policy be paid or provided until the Release actually becomes effective and irrevocable. Notwithstanding any other payment schedule set forth in this Policy or the Eligible Employee’s Participation Agreement, none of the severance payments and benefits payable upon such Eligible Employee’s Qualified Termination under this Policy will be paid or otherwise provided prior to the 60th day following the Eligible Employee’s Qualified Termination. Except as otherwise set forth in an Eligible Employee’s Participation Agreement or to the extent that payments are delayed under the paragraph below entitled “Section 409A,” on the first regular payroll pay day following the 60th day following the Eligible Employee’s Qualified Termination, the Company will pay or provide the Eligible Employee the severance payments and benefits that the Eligible Employee would otherwise have received under this Policy on or prior to such date, with the balance of such severance payments and benefits being paid or provided as originally scheduled.
Section 409A: The Company intends that all payments and benefits provided under this Policy or otherwise are exempt from, or comply with, the requirements of Section 409A of the Code and any guidance promulgated thereunder (collectively, “Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted in accordance with this intent. No payment or benefits to be paid to an Eligible Employee, if any, under this Policy or otherwise, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until such Eligible

Employee has a “separation from service” within the meaning of Section 409A. If, at the time of the Eligible Employee’s termination of employment, the Eligible Employee is a “specified employee” within the meaning of Section 409A, then the payment of the Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that the Eligible Employee will receive payment on the first payroll date that occurs on or after the date that is 6 months and 1 day following his or her termination of employment. The Company reserves the right to amend the Policy as it deems necessary or advisable, in its sole discretion and without the consent of any Eligible Employee or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under this Policy is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). In no event will the Company reimburse any Eligible Employee for any taxes that may be imposed on him or her as a result of Section 409A.
Parachute Payments:
Reduction of Severance Benefits. Notwithstanding anything set forth herein to the contrary, if any payment or benefit that an Eligible Employee would receive from the Company or any other party whether in connection with the provisions herein or otherwise (the “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Best Results Amount. The “Best Results Amount” will be either (x) the full amount of such Payment or (y) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting parachute payments is necessary so that the Payment equals the Best Results Amount, reduction will occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Eligible Employee’s Equity Awards unless the Eligible Employee elects in writing a different order for cancellation. The Eligible Employee will be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Policy, and the Eligible Employee will not be reimbursed by the Company for any such payments.
Determination of Excise Tax Liability. The Company will select a professional services firm to make all of the determinations required to be made under these paragraphs relating to parachute payments. The Company will request that firm provide detailed supporting calculations both to the Company and the Eligible Employee prior to the date on which the event that triggers the Payment occurs if administratively feasible, or subsequent to such date if events occur that result in parachute payments to the Eligible Employee at that time. For purposes of making the calculations required under these paragraphs relating to parachute payments, the firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith determinations concerning the application of the Code. The Company and the Eligible Employee will furnish to the firm such information and documents as the firm may reasonably request in order to make a determination under these paragraphs relating to parachute payments. The Company will bear all costs the firm may reasonably incur in connection with any calculations contemplated by these paragraphs relating to parachute payments. Any such determination by the firm will be binding upon the Company and the Eligible Employee, and the Company will have no liability to the Eligible Employee for the determinations of the firm.
Administration: The Policy will be administered by the Committee or its delegate (in each case, an “Administrator”). The Administrator will have full discretion to administer and interpret the Policy. Any decision made or other action taken by the Administrator with respect to the Policy and any interpretation by the Administrator of any term or condition of the Policy, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. The Administrator is the “plan administrator” of the Policy for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity.
Attorneys’ Fees: The Company and each Eligible Employee will bear their own attorneys’ fees incurred in connection with any disputes between them.

Exclusive Benefits: Except as may be set forth in an Eligible Employee’s Participation Agreement, this Policy is intended to be the only agreement between the Eligible Employee and the Company regarding any change of control or severance payments or benefits to be paid to the Eligible Employee on account of a termination of employment whether unrelated to, concurrent with, or following, a Change of Control. Accordingly, by executing a Participation Agreement, an Eligible Employee hereby forfeits and waives any rights to any severance or change of control benefits set forth in any employment agreement, offer letter, and/or Equity Award agreement, except as set forth in this Policy and in the Eligible Employee’s Participation Agreement.
Tax Withholding: All payments and benefits under this Policy will be paid less applicable withholding taxes. The Company is authorized to withhold from any payments or benefits all federal, state, local and/or foreign taxes required to be withheld therefrom and any other required payroll deductions. The Company will not pay any Eligible Employee’s taxes arising from or relating to any payments or benefits under this Policy.
Amendment or Termination: The Committee may amend or terminate the Policy at any time without advance notice to any Eligible Employee or other individual and without regard to the effect of the amendment or termination on any Eligible Employee or on any other individual. Notwithstanding the preceding, (a) any amendment to the Policy that causes an individual to cease to be an Eligible Employee will not be effective with respect to a Qualified Termination unless it is both approved by the Administrator and communicated to the affected individual(s) in writing at least 6 months prior to the effective date of the amendment or termination, and (b) no amendment or termination of the Policy will be made within 12 months following a Change of Control if such amendment or reduction would reduce the benefits provided hereunder or impair an Eligible Employee’s eligibility under the Policy (unless the affected Eligible Employee consents to such amendment or termination). Any action in amending or terminating the Policy will be taken in a non-fiduciary capacity.
Claims Procedure: Any Eligible Employee who believes he or she is entitled to any payment under the Policy may submit a claim in writing to the Administrator. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also describe any additional information needed to support the claim and the Policy’s procedures for appealing the denial. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90‑day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim.
Appeal Procedure: If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Review must be requested within 60 days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Administrator will provide written notice of the decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA.
Successors: Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under the Policy and agree expressly to perform the obligations under the Policy in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Policy, the term “Company” will include any successor to the Company’s business and/or assets which becomes bound by the terms of the Policy by operation of law, or otherwise.
Applicable Law: The provisions of the Policy will be construed, administered, and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the state of California (but not its conflict of laws provisions).

Definitions: Unless otherwise defined in an Eligible Employee’s Participation Agreement, the following terms will have the following meanings for purposes of this Policy and the Eligible Employee’s Participation Agreement:
“Annual Bonus” mean the Eligible Employee’s target annual incentive under the Company’s annual incentive plan as established for the year in which a Qualified Termination occurs.
“Base Salary” means the greater of: Eligible Employee’s annual base salary as in effect immediately prior to (a) such Eligible Employee’s Qualified Termination (or if the termination is due to a resignation for Good Reason based on a material reduction in base salary, then the Eligible Employee’s annual base salary in effect immediately prior to such reduction) or (b) the Change of Control.
“Board” means the Board of Directors of the Company.
“Cause” means the occurrence of any of the following as determined in good faith by the Administrator: (a) the Eligible Employee’s gross negligence or willful misconduct in the performance of duties to the Company that has resulted or is reasonably likely to result in damage to the Company or its subsidiaries as determined in good faith by the Administrator; (b) commission of any act of fraud, embezzlement, or dishonesty that has caused or is reasonably expected to result in injury to the Company (or any of its subsidiaries); (c) any material unauthorized use or disclosure of confidential and proprietary information or trade secrets of the Company (or a successor, if appropriate) or any other party to whom you owe an obligation of nondisclosure as a result of relationship with the Company (or any of its subsidiaries) as determined in good faith the Administrator; (d) conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude or commission of any act of fraud with respect to the Company (or any of its subsidiaries); or (e) the Eligible Employee’s material breach of any of his or her obligations under any written agreement or covenant with the Company (or any of its subsidiaries).
“Change of Control” means the occurrence of any of the following events:
(a)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 40% of the total voting power of the stock of the Company will not be considered a Change of Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company, such event shall not be considered a Change of Control under this clause (a). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b)Change in Effective Control of the Company. If the Company has a class of securities registered under Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or
(c)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (2) a transfer of assets by the Company to: (a) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (c) a Person, that owns, directly or indirectly, 40% or more of the total value or voting power of all the outstanding stock of the Company, or (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person.
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A (as defined below).
“Change of Control Period” will mean the period beginning 3 months prior to a Change of Control and ending 12 months following the Change of Control.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” means the Internal Revenue Code of 1986, as amended.
“Disability” means the Eligible Employee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Company employees.
“Equity Award” means, unless otherwise specified in an Eligible Employee’s Participation Agreement, any equity compensation award covering shares of the Company’s common stock that was issued to the Eligible Employee.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Qualified Termination” has the meaning set forth in the Eligible Employee’s Participation Agreement.
Additional Information:

Plan Name:	BlackLine, Inc. Change of Control and Severance Policy

Plan Sponsor	BlackLine, Inc.
21300 Victory Boulevard, 12th Floor
Woodland Hills, CA 91367

Identification Numbers:	501

Plan Year:	Company’s Fiscal Year

Plan Administrator:	BlackLine, Inc.
Attention: Chief Legal Officer
21300 Victory Boulevard, 12th Floor
Woodland Hills, CA 91367

Agent for Service of Legal Process:	BlackLine, Inc.
Attention: Chief Legal Officer
21300 Victory Boulevard, 12th Floor
Woodland Hills, CA 91367

Type of Plan:	Severance Plan/Employee Welfare Benefit Plan

Plan Costs:	The cost of the Policy is paid by the Company.

Statement of ERISA Rights:
Eligible Employees have certain rights and protections under ERISA:
They may examine (without charge) all Policy documents, including any amendments and copies of all documents filed with the U.S. Department of Labor, such as the Policy’s annual report (Internal Revenue Service Form 5500). These documents are available for review in the Company’s Human Resources Department.
They may obtain copies of all Policy documents and other Policy information upon written request to the Plan Administrator. A reasonable charge may be made for such copies.
In addition to creating rights for Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the Policy. The people who operate the Policy (called “fiduciaries”) have a duty to do so prudently and in the interests of Eligible Employees. No one, including the Company or any other person, may fire or otherwise discriminate against an Eligible Employee in any way to prevent them from obtaining a benefit under the Policy or exercising rights under ERISA. If an Eligible Employee’s claim for a severance benefit is denied, in whole or in part, they must receive a written explanation of the reason for the denial. An Eligible Employee has the right to have the denial of their claim reviewed. (The claim review procedure is explained above.)
Under ERISA, there are steps Eligible Employees can take to enforce the above rights. For instance, if an Eligible Employee requests materials and does not receive them within 30 days, they may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay the Eligible Employee up to $110 a day until they receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If an Eligible Employee has a claim which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that an Eligible Employee is discriminated against for asserting their rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court.
In any case, the court will decide who will pay court costs and legal fees. If the Eligible Employee is successful, the court may order the person sued to pay these costs and fees. If the Eligible Employee loses, the court may order the Eligible Employee to pay these costs and fees, for example, if it finds that the claim is frivolous.
If an Eligible Employee has any questions regarding the Policy, please contact the Plan Administrator. If an Eligible Employee has any questions about this statement or about their rights under ERISA, they may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in the telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. An Eligible Employee may also obtain certain publications about their rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Level 1 Coverage
EXHIBIT A
Change of Control and Severance Policy
Participation Agreement
This Participation Agreement (“Agreement”) is made and entered into by and between ________on the one hand, and BlackLine, Inc. (the “Company”) on the other.
You have been designated as eligible to participate in the Policy, a copy of which is attached hereto, under which you are eligible to receive the following severance payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy.
COC Qualified Termination. Upon your COC Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy:
•Equity Vesting: 100% of the then-unvested shares subject to each of your then‑outstanding Equity Awards will immediately vest and, in the case of options and stock appreciation rights, will become exercisable (for avoidance of doubt, no more than 100% of the shares subject to the outstanding portion of an Equity Award may vest and become exercisable under this provision). In the case of Equity Awards with performance-based vesting, unless otherwise determined by the Company and set forth in your Equity Award agreement, all performance goals and other vesting criteria will be deemed achieved at 100% of target levels. Any restricted stock units, performance shares, performance units, and similar full value awards that vest under this paragraph will be settled on the 61st day following your COC Qualified Termination.
•Salary and Bonus Severance: You will be eligible to receive a single cash payment equal to the sum of (a) 150% of your Base Salary and (b) a pro-rata portion of your Annual Bonus for the year of termination, pro-rated based on the number of completed months of service during such year. This payment will be made in a single lump sum on the 61st day following your Qualified Termination.
•COBRA Benefit: Upon a Qualified Termination, if you make a valid election under COBRA to continue your health coverage, the Company will pay or reimburse you for the cost of such continuation coverage for you and any of your eligible dependents that were covered under the Company’s health care plans immediately prior to the date of such Qualified Termination until the earliest of (a) the end of the 18-month period following your Qualified Termination or (b) the date upon which you and/or your eligible dependents become covered under similar plans or (c) the date upon which you cease to be eligible for coverage under COBRA (the “COBRA Coverage”). Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide the COBRA Coverage without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide you a taxable lump-sum payment on the 61st day following your Qualified Termination, in an amount equal to 18 months of COBRA Coverage multiplied by the monthly COBRA premium that you would be required to pay to continue group health coverage for you and your eligible dependents, in each case, in effect on the date of the Qualified Termination based on the premium for the first month of COBRA coverage (whichever of such taxable payments or the COBRA Coverage that the Company actually provides, the “COBRA Benefit”). If the Company provides for a taxable cash payment in lieu of the COBRA Coverage, then such cash payment will be made regardless of whether you elect COBRA continuation coverage and such payment will be made in full on the 61st day following your Qualified Termination.
Non-COC Qualified Termination. Upon your Non-COC Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy.
•Salary Severance: You will be eligible to receive a single cash payment equal to 100% of your Base Salary. This payment will be made in a single lump sum on the 61st day following your Qualified Termination.
•COBRA Benefit: Upon a Qualified Termination, if you make a valid election under COBRA to continue your health coverage, the Company will pay or reimburse you for the cost of such continuation coverage for you and any of your eligible dependents that were covered under the Company’s health care plans immediately prior to the date of such Qualified Termination until the earliest of (a) the end of the 12-month period following your Qualified Termination or (b) the date upon which you and/or your eligible dependents become covered under similar plans or

(c) the date upon which you cease to be eligible for coverage under COBRA (the “Non-COC COBRA Coverage”). Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide the COBRA Coverage without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide you a taxable lump-sum payment on the 61st day following your Qualified Termination, in an amount equal to 12 months of COBRA Coverage multiplied by the monthly COBRA premium that you would be required to pay to continue group health coverage for you and your eligible dependents, in each case, in effect on the date of the Qualified Termination based on the premium for the first month of COBRA coverage (whichever of such taxable payments or the Non—COC COBRA Coverage that the Company actually provides, the “Non-COC COBRA Benefit”). If the Company provides for a taxable cash payment in lieu of the Non-COC COBRA Coverage, then such cash payment will be made regardless of whether you elect COBRA continuation coverage, and such payment will be made in full on the 61st day following your Qualified Termination.
Definitions
“Qualified Termination” means either (i) a termination of your employment by the Company (or any of its subsidiaries) other than for Cause, death, or Disability or by you for Good Reason, in either case, during the Change of Control Period (a “COC Qualified Termination”) or (ii) a termination of your employment by the Company (or any of its subsidiaries) other than for Cause, death, or Disability outside the Change of Control Period (a “Non-COC Qualified Termination”).
“Good Reason” means your termination of employment with the Company (or any of its subsidiaries) in accordance with the next sentence after the occurrence of one or more of the following events without your consent: (a) a material reduction in your authority, duties, or responsibilities with the Company or a subsidiary of the Company in effect immediately prior to such reduction, provided that, neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job authority, duties, and responsibilities shall constitute grounds for “Good Reason” by itself; (b) a material change in the geographic location at which you must be principally located, provided that a change in office location of greater than 40 miles from your home will be such a material change in geographic location; (c) a material reduction by the Company or a subsidiary of the Company in your base compensation or annual target bonus, in each case, as in effect immediately prior to such reduction other than in connection with a general reduction of base compensation and/or annual target bonus for officers at the Company or its subsidiaries; or (d) any material breach by the Company or a subsidiary of the Company of the agreement under which you provide services to the Company or such subsidiary. To terminate for Good Reason, you must first provide the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), such grounds must not have been cured during such time, and you must terminate your employment within 60 days following the Cure Period.
Other Provisions
You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties and will specifically supersede any severance and/or change of control provisions of any offer letter, employment agreement, or Equity Award agreement entered into between you and the Company.
This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
By its signature below, each of the parties signifies its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer effective as of the last date set forth below.

BLACKLINE, INC.	ELIGIBLE EMPLOYEE

By:	Signature:

Date:	Date:

Level 2 Coverage
EXHIBIT A
Change of Control and Severance Policy
Participation Agreement
This Participation Agreement (“Agreement”) is made and entered into by and between ________on the one hand, and BlackLine, Inc. (the “Company”) on the other.
You have been designated as eligible to participate in the Policy, a copy of which is attached hereto, under which you are eligible to receive the following severance payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy.
COC Qualified Termination. Upon your COC Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy:
•Equity Vesting: 100% of the then-unvested shares subject to each of your then‑outstanding Equity Awards will immediately vest and, in the case of options and stock appreciation rights, will become exercisable (for avoidance of doubt, no more than 100% of the shares subject to the outstanding portion of an Equity Award may vest and become exercisable under this provision). In the case of Equity Awards with performance-based vesting, unless otherwise determined by the Company and set forth in your Equity Award agreement, all performance goals and other vesting criteria will be deemed achieved at 100% of target levels. Any restricted stock units, performance shares, performance units, and similar full value awards that vest under this paragraph will be settled on the 61st day following your COC Qualified Termination.
•Salary and Bonus Severance: You will be eligible to receive a single cash payment equal to the sum of (a) 100% of your Base Salary and (b) a pro-rata portion of your Annual Bonus for the year of termination, pro-rated based on the number of completed months of service during such year. This payment will be made in a single lump sum on the 61st day following your Qualified Termination.
•COBRA Benefit: Upon a Qualified Termination, if you make a valid election under COBRA to continue your health coverage, the Company will pay or reimburse you for the cost of such continuation coverage for you and any of your eligible dependents that were covered under the Company’s health care plans immediately prior to the date of such Qualified Termination until the earliest of (a) the end of the 12-month period following your Qualified Termination or (b) the date upon which you and/or your eligible dependents become covered under similar plans or (c) the date upon which you cease to be eligible for coverage under COBRA (the “COBRA Coverage”). Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide the COBRA Coverage without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide you a taxable lump-sum payment on the 61st day following your Qualified Termination, in an amount equal to 12 months of COBRA Coverage multiplied by the monthly COBRA premium that you would be required to pay to continue group health coverage for you and your eligible dependents, in each case, in effect on the date of the Qualified Termination based on the premium for the first month of COBRA coverage (whichever of such taxable payments or the COBRA Coverage that the Company actually provides, the “COBRA Benefit”). If the Company provides for a taxable cash payment in lieu of the COBRA Coverage, then such cash payment will be made regardless of whether you elect COBRA continuation coverage and such payment will be made in full on the 61st day following your Qualified Termination.
Non-COC Qualified Termination. Upon your Non-COC Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy.
•Salary Severance: You will be eligible to receive a single cash payment equal to 50% of your Base Salary. This payment will be made in a single lump sum on the 61st day following your Qualified Termination.
•COBRA Benefit: Upon a Qualified Termination, if you make a valid election under COBRA to continue your health coverage, the Company will pay or reimburse you for the cost of such continuation coverage for you and any of your eligible dependents that were covered under the Company’s health care plans immediately prior to the date of such Qualified Termination until the earliest of (a) the end of the 6-month period following your Qualified Termination or (b) the date upon which you and/or your eligible dependents become covered under similar plans or

(c) the date upon which you cease to be eligible for coverage under COBRA (the “Non-COC COBRA Coverage”). Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide the COBRA Coverage without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide you a taxable lump-sum payment on the 61st day following your Qualified Termination, in an amount equal to 6 months of COBRA Coverage multiplied by the monthly COBRA premium that you would be required to pay to continue group health coverage for you and your eligible dependents, in each case, in effect on the date of the Qualified Termination based on the premium for the first month of COBRA coverage (whichever of such taxable payments or the Non—COC COBRA Coverage that the Company actually provides, the “Non-COC COBRA Benefit”). If the Company provides for a taxable cash payment in lieu of the Non-COC COBRA Coverage, then such cash payment will be made regardless of whether you elect COBRA continuation coverage, and such payment will be made in full on the 61st day following your Qualified Termination.
Definitions
“Qualified Termination” means either (i) a termination of your employment by the Company (or any of its subsidiaries) other than for Cause, death, or Disability or by you for Good Reason, in either case, during the Change of Control Period (a “COC Qualified Termination”) or (ii) a termination of your employment by the Company (or any of its subsidiaries) other than for Cause, death, or Disability outside the Change of Control Period (a “Non-COC Qualified Termination”).
“Good Reason” means your termination of employment with the Company (or any of its subsidiaries) in accordance with the next sentence after the occurrence of one or more of the following events without your consent: (a) a material reduction in your authority, duties, or responsibilities with the Company or a subsidiary of the Company in effect immediately prior to such reduction, provided that, neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job authority, duties, and responsibilities shall constitute grounds for “Good Reason” by itself; (b) a material change in the geographic location at which you must be principally located, provided that a change in office location of greater than 40 miles from your home will be such a material change in geographic location; (c) a material reduction by the Company or a subsidiary of the Company in your base compensation or annual target bonus, in each case, as in effect immediately prior to such reduction other than in connection with a general reduction of base compensation and/or annual target bonus for officers at the Company or its subsidiaries; or (d) any material breach by the Company or a subsidiary of the Company of the agreement under which you provide services to the Company or such subsidiary. To terminate for Good Reason, you must first provide the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), such grounds must not have been cured during such time, and you must terminate your employment within 60 days following the Cure Period.
Other Provisions
You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties and will specifically supersede any severance and/or change of control provisions of any offer letter, employment agreement, or Equity Award agreement entered into between you and the Company.
This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
By its signature below, each of the parties signifies its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer effective as of the last date set forth below.

BLACKLINE, INC.	ELIGIBLE EMPLOYEE

By:	Signature:

Date:	Date: